Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of InVivo Therapeutics Holdings Corporation of our report dated March 24, 2011, relating to our audits of the financial statements of InVivo Therapeutics Holdings Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
May 19, 2011